EXHIBIT 99.1

Fluidigm Announces Third Quarter 2020 Financial Results

Third Quarter Total Revenue Increased 50 Percent to $39.9 Million

Third Quarter Product and Service Revenue Increased 34 Percent to $35.3 Million Driven by COVID-19 Testing

GAAP Net Loss in the Third Quarter Was $6.0 Million; Non-GAAP Net Income Was $2.5 Million

SOUTH SAN FRANCISCO, Calif., Nov. 05, 2020 (GLOBE NEWSWIRE) -- Fluidigm Corporation (Nasdaq:FLDM), an innovative biotechnology tools provider with a vision to improve life through comprehensive health insight, today announced financial results for the third quarter ended September 30, 2020.

Financial Highlights

Third Quarter 2020

  Third quarter revenue increased 50.4 percent to $39.9 million from $26.5 million in the third quarter of 2019. Product and service revenue increased 34.4 percent to $35.3 million. Microfluidics product and service revenue increased 88 percent driven by COVID-19 testing. Total revenue included $4.5 million of other revenue.
  GAAP net loss for the quarter was $6.0 million, compared with a GAAP net loss of $12.9 million for the third quarter of 2019.
  Non-GAAP net income was $2.5 million for the quarter, compared with a $6.2 million non-GAAP net loss for the third quarter of 2019.

“I am extremely pleased with our exceptional performance this quarter with strong execution on our COVID-19 testing and clinical research strategies yielding sequential growth for both the microfluidics and mass cytometry businesses,” said Chris Linthwaite, President and CEO. “FDA Emergency Use Authorization of the Advanta™ Dx SARS-CoV-2 RT-PCR Assay at the end of August drove growing awareness and healthy adoption of saliva-based testing, with new instrument placements across multiple customer segments including clinical and public health labs, and academic medical centers.”

“In the third quarter, we closely managed our cash and operating expenses while making progress on milestones tied to collaboration payments,” added Linthwaite. “Moving forward, we are focused on expanding our diagnostic reach as our customers utilize microfluidics to address the gap in COVID-19 testing capacity. Longer-term, we are also executing on a product roadmap for microfluidics and mass cytometry to drive growth from translational and clinical research and diagnostics customer segments.”

A reconciliation of GAAP to non-GAAP financial measures can be found in the tables of this news release.

Third Quarter 2020 Results

Revenue by category:

Category	Revenue by Category	Year-over-Year Change	% of Total Revenue
Instruments	$12.7 million	38%	32%
Consumables	$16.6 million	44%	42%
Service	$6.1 million	9%	15%
Other	$4.5 million	N/A	11%

Product and service revenue by market:

  Mass cytometry product and service revenue decreased 3 percent to $15.1 million from $15.5 million in the prior year period due to lower sales of instruments, partially offset by higher sales of consumables and services.

  Microfluidics product and service revenue increased 88 percent to $20.2 million from $10.7 million in the prior year period primarily due to higher sales of instruments and consumables.

Revenue by geographic area:

Geographic Area	Revenue by Geography	Year-over-Year Change	% of Total Revenue
Americas*	$23.7 million	113%	60%
EMEA	$8.8 million	(3)%	22%
Asia-Pacific	$7.4 million	17%	18%

*Americas geographic area includes Other Revenue of $4.5 million

Product and service margin:
Product and service margin was 58.9 percent in the third quarter of 2020 compared to 52.6 percent in the year ago period and 52.5 percent in the second quarter of 2020. Non-GAAP product and service margin was 68.3 percent in the third quarter of 2020 compared to 65.2 percent in the year ago period and 67.1 percent in the second quarter of 2020.

The year-over-year increase in non-GAAP product and service margin was primarily due to sales of COVID-19 related consumables and lower inventory reserves. The increase was partially offset by a higher mix of microfluidics instruments, as well as lower prices and lower product volumes for mass cytometry instruments. On a sequential basis, the increase in non-GAAP product and service margin was primarily due to sales of COVID-19 related consumables partially offset by a higher mix of microfluidics instruments.

GAAP product and service margin, both sequentially and on a year-over-year basis, was positively impacted by fixed amortization over higher revenue in addition to the factors described above.

Cash and cash equivalents, and restricted cash as of September 30, 2020:
Cash and cash equivalents and restricted cash as of September 30, 2020 totaled $73.4 million, including approximately $20 million of net proceeds from sales of common stock under an “at the market” equity offering program and $10 million of unspent milestone payments under our National Institutes of Health (NIH) Rapid Acceleration of Diagnostics (RADx) contract. Cash and cash equivalents, available for sale securities, and restricted cash as of September 30, 2019 totaled $64.8 million.

Operational and Business Progress

Microfluidics and COVID-19 testing progress

  Received FDA Emergency Use Authorization (EUA) for the saliva-based Advanta™ Dx SARS-CoV-2 RT-PCR Assay for COVID-19 on August 25.
  Achieved initial milestone for $11.7 million payment under NIH RADx agreement; executed definitized contract with NIH RADx.
  Sold 795,000 COVID-19 assays in the third quarter.
  Sold more than 30 Biomark™ HD instruments in the third quarter.
  Year-to-date, 43 Biomark HD instruments have been enabled for COVID-19 testing.
  Announced an agreement with Healthvana Inc. to provide clinical laboratory customers utilizing the Fluidigm® saliva-based Advanta Dx SARS-CoV-2 RT-PCR Assay with the option to deliver test results faster via Healthvana’s mobile platform.
  Introduced the Fluidigm COVID-19 Campus Safeguard Program to support saliva-based testing needs for U.S. colleges and universities, with participation already at Oklahoma University, University of Pennsylvania, and Washington University in St. Louis.
  Fluidigm COVID-19 testing adopted by clinical labs and public health and academic medical centers including: Dante Labs in Europe; Millennium Health, which has partnered with the U.S. Health and Human Service to provide surge testing through the federal Community-Based Testing Site program; hospitals in Greece; ImmunoGenomics; and Vero Diagnostics.

Mass Cytometry and Imaging Mass Cytometry Progress

  Record sales of the Maxpar® Direct™ Immune Profiling Assay™ for COVID-19 immune profiling studies.
  Launch of a new Innovative Solutions offering by Fluidigm Therapeutic Insights Services, the robust IMC™ Cell Segmentation Kit, which facilitates an end-to-end workflow for Imaging Mass Cytometry™ (IMC) single-cell data analytics.
  Use of CyTOF® technology in 16 COVID-19 publications and five COVID-19 clinical trials through September.
  Use of CyTOF technology in 113 National Clinical Trials through September, including 25 initiated in 2020, with three of those utilizing Imaging Mass Cytometry. Total publications and reviews involving CyTOF technology exceeded 1,300, including 65 that involved Imaging Mass Cytometry.

Conference Call Information

Fluidigm will host a conference call today, November 5, 2020, at 2:00 p.m. PT, 5:00 p.m. ET, to discuss third quarter 2020 financial results and operational progress. Individuals interested in listening to the conference call may do so by dialing the following:

US domestic callers: (877) 556-5248
Outside US callers: (720) 545-0029
Please reference Conference ID: 7187059

A live webcast of the conference call will be available online from the Investor Relations page of the company’s website at Events & Presentations. The link will not be active until 1:45 p.m. PT, 4:45 p.m. ET, on November 5, 2020.

After the live webcast, the call will be archived on Fluidigm’s Investor Relations page at investors.fluidigm.com. In addition, a telephone replay of the teleconference will be available approximately 90 minutes after the end of the call.

The replay dial-in numbers are:

US domestic callers: (855) 859-2056
Outside US: (404) 537-3406
Please reference Conference ID: 7187059

The telephone replay will be available until November 12.

Statement Regarding Use of Non-GAAP Financial Information

Fluidigm has presented certain financial information in accordance with U.S. GAAP and on a non-GAAP basis for the three-month periods ended September 30, 2020, and September 30, 2019. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding opportunities for Fluidigm technology and products, including growth from sales of Fluidigm’s diagnostic tests, increasing adoption of such tests, and a product roadmap encompassing new customer segments. Forwardlooking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to the potential adverse effects of the coronavirus pandemic on our business and operating results during 2020; the suitability and acceptance of our tools and technology by the research community pursuing solutions for the novel coronavirus pandemic; our ability and/or the ability of the institutions utilizing our products and technology to obtain FDA and any other requisite approvals to use our products and technology for diagnostic testing purposes; customers and prospective customers continuing to curtail or suspend activities utilizing our products; interruptions or delays in the supply of components or materials for, or manufacturing of, our products resulting from the pandemic or other factors; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; risks relating to reliance on sales of capital equipment for a significant proportion of revenues in each quarter; potential product performance and quality issues; the possible loss of key employees, customers, or suppliers; intellectual property risks; competition; uncertainties in contractual relationships; risks relating to company research and development, sales, marketing, and distribution plans and capabilities; reductions in research and development spending or changes in budget priorities by customers; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks and uncertainties and other information affecting Fluidigm's business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2019, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm

Fluidigm (Nasdaq:FLDM) focuses on the most pressing needs in translational and clinical research, including cancer, immunology, and immunotherapy. Using proprietary CyTOF and microfluidics technologies, we develop, manufacture, and market multi-omic solutions to drive meaningful insights in health and disease, identify biomarkers to inform decisions, and accelerate the development of more effective therapies. Our customers are leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide. Together with them, we strive to increase the quality of life for all. For more information, visit fluidigm.com.

Fluidigm, the Fluidigm logo, Advanta, Biomark, CyTOF, Direct, Imaging Mass Cytometry, IMC, Immune Profiling Assay, and Maxpar are trademarks and/or registered trademarks of Fluidigm Corporation in the United States and/or other countries. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information
We use our website (fluidigm.com), investor site (investors.fluidigm.com), corporate Twitter account (@fluidigm), Facebook page (facebook.com/Fluidigm), and LinkedIn page (linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls, and webcasts.

Contact:

Investors:
Agnes Lee
Vice President, Investor Relations
650 416 7423
agnes.lee@fluidigm.com

Media:
Mark Spearman
Senior Director, Corporate Communications
650 243 6621
mark.spearman@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Product revenue	$29,210	$20,666	$65,596	$68,728
Service revenue	6,131	5,630	16,457	15,875
Product and service revenue	35,341	26,296	82,053	84,603
Other revenue	4,520	200	11,483	200
Total revenue	39,861	26,496	93,536	84,803
Costs and expenses:
Cost of product revenue	12,773	10,520	31,896	33,009
Cost of service revenue	1,769	1,938	4,531	5,403
Cost of product and service revenue	14,542	12,458	36,427	38,412
Research and development	8,128	7,125	25,275	23,362
Selling, general and administrative	22,655	20,729	65,966	65,687
Total costs and expenses	45,325	40,312	127,668	127,461
Loss from operations	(5,464)	(13,816)	(34,132)	(42,658)
Interest expense	(885)	(444)	(2,682)	(3,636)
Loss on extinguishment of debt	—	—	—	(9,000)
Other income (expense), net	107	205	(248)	920
Loss before income taxes	(6,242)	(14,055)	(37,062)	(54,374)
Income tax benefit	243	1,168	2,068	2,269
Net loss	$(5,999)	$(12,887)	$(34,994)	$(52,105)
Net loss per share, basic and diluted	$(0.08)	$(0.19)	$(0.49)	$(0.79)
Shares used in computing net loss per share, basic and diluted	72,486	69,469	71,294	65,792

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2020	December 31, 2019 (1)
ASSETS
Current assets:
Cash and cash equivalents (Note 2)	$72,345	$21,661
Short-term investments (Note 2)	—	36,978
Accounts receivable, net	17,613	18,981
Grant receivable	7,456	—
Inventories	19,560	13,884
Prepaid expenses and other current assets (Note 2)	5,689	4,592
Total current assets	122,663	96,096
Property and equipment, net	7,531	8,056
Operating lease right-of-use assets, net	38,469	4,860
Other non-current assets (Note 2)	4,904	5,492
Developed technology, net	42,955	46,200
Goodwill	106,455	104,108
Total assets	$322,977	$264,812

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,971	$6,510
Accrued compensation and related benefits	9,122	5,160
Operating lease liabilities, current	2,697	1,833
Other accrued liabilities	6,565	7,515
Deferred revenue, current	13,436	11,803
Total current liabilities	42,791	32,821
Convertible notes, net	54,121	53,821
Deferred tax liability, net	9,041	11,494
Operating lease liabilities, non-current	38,607	4,323
Deferred revenue, non-current	7,684	8,168
Deferred grant income, non-current	18,224	—
Other non-current liabilities	536	573
Total liabilities	171,004	111,200
Total stockholders' equity	151,973	153,612
Total liabilities and stockholders' equity	$322,977	$264,812

Notes:
(1) Derived from audited consolidated financial statements
(2) Cash and cash equivalents, available for sale securities and restricted cash consist of:
Cash and cash equivalents	$72,345	$21,661
Short-term investments	—	36,978
Restricted cash (included in prepaid and other current assets, and other non-current assets)	1,015	2,075
Total cash and cash equivalents, available for sale securities and restricted cash	$73,360	$60,714

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating activities
Net loss	$(34,994)	$(52,105)
Depreciation and amortization	2,988	3,484
Stock-based compensation expense	10,358	8,292
Amortization of developed technology	8,929	8,400
Loss on extinguishment of debt	—	9,000
Loss on disposal of property and equipment	191	52
Other non-cash items	2,971	3,310
Changes in assets and liabilities, net	(2,127)	(10,124)
Net cash used in operating activities	(11,684)	(29,691)

Investing activities
Acquisition, net of cash acquired	(5,154)	—
Purchases of investments	—	(52,719)
Proceeds from RADx grant	11,151	—
Proceeds from sales and maturities of investments	36,810	16,000
Purchases of property and equipment	(2,010)	(2,031)
Net cash provided by (used in) investing activities	40,797	(38,750)

Financing activities
Proceeds from issuance of common stock from at-the-market offering, net of commissions	20,226	—
Payment of debt and equity issuance costs	(509)	(128)
Proceeds from employee equity programs, net	708	1,134
Net cash provided by financing activities	20,425	1,006

Effect of foreign exchange rate fluctuations on cash and cash equivalents	86	(5)
Net increase (decrease) in cash, cash equivalents and restricted cash	49,624	(67,440)
Cash, cash equivalents and restricted cash at beginning of period	23,736	95,401
Cash, cash equivalents and restricted cash at end of period	$73,360	$27,961

Cash and cash equivalents, restricted cash and available for sale securities consist of:
Cash and cash equivalents	$72,345	$25,886
Short-term investments	—	36,875
Restricted cash (included in prepaid and other current assets, and other non-current assets)	1,015	2,075
Total cash and cash equivalents, available for sale securities and restricted cash	$73,360	$64,836

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net loss (GAAP)	$(5,999)	$(12,887)	$(34,994)	$(52,105)
Stock-based compensation expense	4,358	3,029	10,358	8,292
Amortization of developed technology (a)	2,993	2,800	8,929	8,400
Depreciation and amortization	972	1,133	2,988	3,484
Interest expense (b)	885	444	2,682	3,636
Loss on disposal of property and equipment	43	23	191	52
Loss on extinguishment of debt	—	—	—	9,000
Benefit from acquisition related income taxes (c)	(742)	(742)	(2,226)	(2,226)
Net income (loss) (Non-GAAP)	$2,510	$(6,200)	$(12,072)	$(21,467)
Shares used in net income (loss) per share calculation -
basic and diluted (GAAP and Non-GAAP)	72,486	69,469	71,294	65,792

Net loss per share - basic and diluted (GAAP)	$(0.08)	$(0.19)	$(0.49)	$(0.79)
Net income (loss) per share - basic and diluted (Non-GAAP)	$0.03	$(0.09)	$(0.17)	$(0.33)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT AND SERVICE MARGIN

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Product and service gross profit (GAAP)	$20,799	$13,838	$45,626	$46,191
Amortization of developed technology (a)	2,800	2,800	8,400	8,400
Depreciation and amortization (d)	419	418	1,215	1,315
Stock-based compensation expense (d)	133	94	312	328
Product and service gross profit (Non-GAAP)	$24,151	$17,150	$55,553	$56,234

Product and service margin percentage (GAAP)	58.9%	52.6%	55.6%	54.6%
Product and service margin percentage (Non-GAAP)	68.3%	65.2%	67.7%	66.5%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating expenses (GAAP)	$30,783	$27,854	$91,241	$89,049
Stock-based compensation expense (e)	(4,225)	(2,935)	(10,046)	(7,964)
Depreciation and amortization (e)	(746)	(715)	(2,302)	(2,169)
Loss on disposal of property and equipment (e)	(43)	(23)	(191)	(52)
Operating expenses (Non-GAAP)	$25,769	$24,181	$78,702	$78,864

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP INCOME (LOSS) FROM OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Loss from operations (GAAP)	$(5,464)	$(13,816)	$(34,132)	$(42,658)
Stock-based compensation expense	4,358	3,029	10,358	8,292
Amortization of developed technology (a)	2,993	2,800	8,929	8,400
Depreciation and amortization (e)	972	1,133	2,988	3,484
Loss on disposal of property and equipment (e)	43	23	191	52
Income (loss) from operations (Non-GAAP)	$2,902	$(6,831)	$(11,666)	$(22,430)

(a) represents amortization of developed technology in connection with the DVS acquisition
(b) represents interest expense, primarily on convertible debt
(c) represents the tax impact on the purchase of intangible assets in connection with the DVS acquisition
(d) represents expense associated with cost of product revenue
(e) represents expense associated with research and development, selling, general and administrative activities